                                                                     EXHIBIT 4.8

Confidential treatment requested

Confidential portions indicated by "[***]" have been omitted and filed separately with the Securities and Exchange Commission.

[GRAPHIC OMITTED]

Lip          LIPMAN U.S.A., INC.
             RE-SELLER AGREEMENT

This Agreement is between (RE-SELLER) TASQ TECHNOLOGY, INC. with an office at
660 MENLO DR., ROCKLIN, CA 95767 and Lipman USA, a New York corporation, with its principal piece of business at 60 Gordon Dr., Syosset, NY 11791 and is effective on this 26 day of Nov 1999 (Effective Date).

PURPOSE:

Lipman manufactures and distributes products listed below in the quantity and pricing schedule which RE-SELLER wants to purchase and re-sell. Lipman is willing to sell these products to the RE-SELLER under the terms and conditions of this agreement.

TERMS OF AGREEMENT:
This Agreement shall take effect on the above noted Effective Date. This
Agreement shall have a term of one (1) year, unless terminated at an earlier date in accordance with the terms of this Agreement.

QUANTITY AND PRICE:
The RE-SELLER shall purchase the products at the pricing schedule listed below. The below pricing schedule is based on the following deliveries:

                                TO BE SCHEDULED

--------------------------------------------------------------------------------------------------------------
Month 1            Month 2         Month 3          Month 4        Month 5            Month 6         Month  7

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Month 8            Month 9         Month 10         Month 11       Month 12

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

Model
Name

------------------------------------------------------------------------------------------------
Annual
Quantity

------------------------------------------------------------------------------------------------
Pricing

------------------------------------------------------------------------------------------------

These prices presume minimum annual commitment based on a blanket purchase order submitted by the RE-SELLER.

DELIVERY, TITLE, AND RISK OF LOSS:

Lipman will ship products under this agreement by RE-SELLER to RE-SELLER or to a location specified by RE-SELLER, FOB Syosset, New York. Lipman will arrange and pay for shipping as designated by RE-SELLER and bill RE-SELLER for the cost.
Title and risk of loss and damage shall pass from Lipman to RE-SELLER upon receipt at TASQ of products to the RE-SELLER. All purchase orders are subject to a written approval by Lipman.

     a. If a product is damage in transit, the RE-SELLER shall within ninety-six (96) hours after receipt of the product give written notice of the damage to Lipman, at its principal office, to substantiate a formal claim, when and if presented.

     b: If the quantity of products received by the RE-SELLER is less than the quantity shown on the sales order, the RE-SELLER shall within 7 days after receipt of the products give written notice of the shortage to Lipman to substantiate a formal claim, when and if presented.

     c. RE-SELLER shall be responsible for inspection of the products immediately upon receipt. All such inspections shall be conclusive with respect to the absence of defects and imperfections in the products.
     Failure of RE-SELLER to notify Lipman, in writing, of any defects and imperfections within fifteen (15) days of receipt of the products shall be an immediate and automatic release of any and all claims of RE-SELLER.
     Any product claimed by the RE-SELLER to be defective shall be returned to
     Lipman only upon express written authorization by Lipman. The RE-SELLER agrees to comply with Lipman's instructions with respect to disposition of the product.

TAXES:

RE-SELLER shall be responsible and pay all federal, state, sales, use, excise or similar taxes, duties, assessments or charges assessed or levied against the products or these transactions.

TERMS OF PAYMENT:

Invoices may be sent by Lipmen no earlier than the date of shipment of products listed in such invoice. Payment shall be made in full thirty (30) days from the date of the invoice. If Lipman decides at its own discretion not to extend credit terms to RE-SELLER, then RE-SELLER must pay upon delivery of product(s).
A service charge of 1.5% per month will be imposed on accounts past due unless applicable laws require a lesser charge. If an account is turned over for collection, RE-SELLER shall pay a reasonable attorney's fee or collection fee in addition to any accrued interest.

WARRANTIES AND LIMITATION OF LIABILITY:

     a. Lipman warrants all its products to be free from defects in material and workmanship for a period of one year from the date of shipment. Lipman's obligations under this warranty shall be limited to the repair or exchange or giving credit for, at Lipman's option, any product which may thus prove defective in accordance with evidence satisfactory to Lipman. Any repair or replacement of products by Lipman shall not extend the original warranty period.

     b. This warranty shall not apply to any product which has been subject to accident, negligence, unauthorized alteration or repair, abuse or misuse, or unusual stress.

     c. Lipman expressly disclaims all other warranties, including but not limited to any warranties or merchantability or fitness for a particular purpose.

     d. LIPMAN SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL, INDIRECT,
     INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR FOR LOSS, DAMAGE, OR
     EXPENSE, INCLUDING LOSS OF USE, PROFITS, REVENUE, OR GOODWILL, DIRECTLY OR
     INDIRECTLY ARISING FROM RESELLER'S USE OR INABILITY TO USE THE PRODUCTS, OR
     FOR LOSS OR DESTRUCTION OF OTHER PROPERTY OR FROM ANY OTHER CAUSE, EVEN IF
     LIPMAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     e. Lipman's liability shall in no event exceed an amount equivalent to the purchase price paid by RE-SELLER.

TRADEMARKS AND TRADENAMES:

RE-SELLER is authorized to use Lipman's trademarks and tradenames in connection with RE-SELLER's sale, advertisement and promotion of Lipman's products and may not place its own trademarks and tradenames on the products.  RE-SELLER shall be required to use Lipman's trademarks and tradenames and to acknowledge to its customers that Lipman manufactures the products.  RE-SELLER acknowledges that Lipman's trademark and tradenames are the exclusive property of Lipman, and nothing in this Agreement shall give the RE-SELLER any interest in the names, except the right to use them in connection with the sale of the products.
Upon termination of this Agreement, for whatever reason, RE-SELLER shall abandon at once all use of the names, except as necessary to allow the RE-SELLER to sell off its remaining inventory.

FORCE MAJEURE:

In addition to any excuse provided by applicable law, Lipman shall be excused from liability for non-delivery or delay in delivery arising from any event beyond Lipmen's control, whether or not forseeable by either party, including but not limited to, labor disturbance, war, acts of terrorism, fire, governmental act or regulation, or any other causes beyond Lipman's control.
If delivery is delayed for more than ninety (90) days for any of the above reasons, RE-SELLER shall have the option of cancelling the order by a written notice to Lipman at its principle office.

DEFAULT AND TERMINATION:

If either party defaults in performance of any material obligation under this
Agreement and such default is not cured within thirty (30) days after receipt of Written Notice from the non-defaulting party, the non-defaulting party shall have the right to immediately terminate this Agreement by Notice to the defaulting party. If any of RE-SELLER's payments to Lipman are not promptly made when due, RE-SELLER shall be in default hereunder and all unpaid amounts shall become immediately due and payable.  Any default by RE-SELLER shall also constitute a basis for cancellation or postponement of delivery by Lipman of any order placed by RE-SELLER even if such order has already been approved by
Lipman.

PERSONAL GUARANTY:

[   ]

ASSIGNMENT:

Neither party may assign any of the rights, interests or duties under this
Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

APPLICABLE LAW AND VENUE:

All claims and disputes arising under and in connection with this agreement shall be construed and determined pursuant to the laws of the State of New
York, and the parties agree to submit to the jurisdiction of the Courts of New York City, State of New York, which shall have the exclusive jurisdiction with respect to any claim or dispute arising under and in connection with this agreement.  The parties expressly waive trial by jury.
In the event that any provision of this sale order is held invalid by count of competant jurisdiction, the remaining provision shall nonetheless be enforceable according to their terms.

CANCELLATION:

An order placed by RE-SELLER and accepted by Lipman may not thereafter be cancelled by RE-SELLER without Lipman's written consent, and such consent may require indemnification for any loss suffered by Lipman.

WAIVER:

The forbearance or failure of Lipman to enforce any of the terms and conditions hereunder or to exercise any right accruing from any default of RE-SELLER shall not affect or impair Lipman's rights in the event such default continues or in the event of any subsequent default of RE-SELLER and such forbearance or failure shall not constitute a waiver of other future defaults of RE-SELLER.

NOTICES:

Any notice shall be deemed to be delivered to the other party within three business days if delivered by certified or registered mail, return receipt requested, to the recipient's address as stated above or to such other address as requested by either party by notice delivered in accordance with this provision.

ENTIRE AGREEMENT:

This Agreement, together with any attached amendments, constitutes the complete and final agreement between the parties with respect to the subject matter of this Agreement. This Agreement supercedes all prior discussions and writing with respect thereto. No agreement purporting to modify, add to, terminate, waive or change any term or condition of this agreement shall be binding unless it is in writing and signed by authorized representatives of both parties.

RE-SELLER warrants that the below signer can legally sign on behalf of the
RESELLER:

RESELLER                                       LIPMAN USA, INC

BY: /s/ David Mitchell                         BY: /s/ Mony Zenou
   -------------------------------------          -----------------------------

Title: CFO                                     Title: president
      ----------------------------------             --------------------------

Date: 1/15/00                                  Date: 1/17/00
      ----------------------------------            ---------------------------

Personal Guarantor:

Name: N/A
     -------------------------------------

Signature:
          --------------------------------------------

Address:
         ---------------------------------------------

Telephone:
          --------------------------------

                               ADDENDUM NO. 4 TO
                        LIPMAN U.S.A. RESELLER AGREEMENT

     This Addendum No. 4 ("Addendum") dated December 18, 2002 (the "Effective
Date") to amend the Lipman U.S.A., Inc. Reseller Agreemnt (the "Agreement")
entered into between Lipman U.S.A., Inc, a New York corporation, with offices at
50 Gordon Drive, Syosset, NY 11791), or its assignees ("Lipman") and TASQ
Technology, Inc. ("Distributor"). This Addendum is incorporated into and made part of the Agreement, which shall continue as modified hereby. In the event of any inconsistency between the provisions in this Addendum and the Agreement, the provisions of this Addendum shall govern and be binding.

1.   As of the Effective Date, this Addendum supercedes and replaces Addendum
No. 3 entered into by the parties as of January 10, 2001.

2.   Commencing on January 1, 2003 (the "Renewal Date"), the Agreement shall continue for a term of sixteen (16) months (the "Renewal Term").

3.   Distributor [***] purchase, over the course of the Renewal Term not less than [***] ([***]) Lipman Nurit (registered symbol) point-of-sale transaction processing terminals ("Terminals"), [***].

4.   The prices for the products to be sold during the Renewal Term hereunder are set forth on Schedule A hereto; provided that Lipman may increase such prices by the amounts specified in Section 6 under Schedule A, in the event
Distributor fails to meet the [***] during the Renewal Term. Any such price increases shall have retroactive effect back to the Renewal Date.

5.   Within fifteen (15) days after the date hereof, Distributor shall provide
Lipman with a 90 day rolling forecast. Such forecasts shall be considered binding firm monthly commitments, unless at least forty five (45) days prior to a month, Reseller notifies Lipman of an updated order quantity; provided that
(a) such updated quantity may not vary from the quantity forecast for any model of Lipman products for such month by more than twenty percent (20%) and (b) such update may not result in the quantity of any Lipman product purchased hereunder varying by more than ten percent (10%) for three consecutive months firm the quantity forecast. Lipman may drop-ship from Israel directly to Distributor provided that Distributor is not subject to any costs or handling requirements above and beyond shipment FOB Syosset, New York. Payment terms on all undisputed amounts are net 45 days from receipt of invoice and all freight charges and applicable taxes will be added to each invoice.

6.  Distributor customers will be entitled to participate in Lipman's Nurit VIP incentive program. In addition, merchants purchasing Terminals from TASQ
("Covered Terminals") shall be eligible to purchase an extended warranty for such Terminals from Lipman via Lipman's MyNurit.com website. Lipman will pay
Distributor a commission of [***] ([***]%) of the extended warranty price in respect of all Covered Terminals for which warranties having a cost of at least
[***] dollars ($[***]) are purchased. Monitoring and commissions of all merchant related service shall be done thorough Lipman MyNurit.com web site. This provision shall survive termination of the Agreement or this Addendum.

7.  Distributor shall provide an increased support level for, and promotion of, the Lipman deployment business. For proposes of this provision, "increased support level" means providing inventory management services to any customer which requests it, including customer service, deployment, encryption, download, etc., at Distributor's customary fees.

8. Lipman and Distributor shall co-market Terminals to larger clients, including banks and hosts. The marketing programs shall be agreed upon by both the parties and shall include a joint sales effort.

9.  Distributor will consider adapting Lipman's platform for future OEM products and Lipman will develop the hardware requirements.

10. Distributor may feature Terminals on all its advertisements for POS products, unless those advertisements are paid for by Lipman's competitors.

11. Distributor is authorized to directly perform general repairs or maintenance of Terminals during the warranty period and thereafter, without obtaining
Lipman's prior consent. Lipman will compensate Distributor for warranty repairs made during the term of the Agreement by Distributor at ____ $[***] per repair, upon submission by Distributor of supporting documentation. However, Distributor shall not allow any other party to repair or maintain Terminals unless authorized by Lipman in writing. Any defective board under warranty that is replaced by Distributor shall be returned to Lipman and, upon Lipman's verification that the board is defective, Lipman shall ship a repaired or replacement board to Distributor.

12.  Distributor shall provide Lipman with sales reports of Lipman products in a format that is consistent with monthly reports currently provided to Lipman.
Lipman reserves the right to request that such reports be certified by
Distributor's CFO.

13. In the event Lipman reduces the prices for Terminals referred to in Schedule
A hereof by more than [***]%, Lipman shall credit Distributor with an amount equal to the difference between any amounts actually paid by Distributor for such Terminals less than the reduced new price for the equivalent number of such
Terminals. This credit shall only apply to Terminals belonging to the specific line subject to the price reduction, which were delivered not more than sixty
(60) days prior to the date of the price reduction.  The credit under this section shall not include price changes for new models of the same line of terminals.

14.  Distributor shall have the right to purchase and distribute all products in
Lipman's POS product line, including new product releases, except for (i)
terminals which are custom made for a specific customer, sold directly to merchants and differ from Lipman's standard product offering referenced in
Schedule A or (ii) products that are being developed under existing agreements.

     In WITNESS WHEREOF, the Parties hereto have caused their duly authorized officers to execute this Addendum as of the date set forth above.

LIPMAN USA, INC.                               TASQ TECHNOLOGY, INC.

BY:  /S/ Mony Zenou                            BY: /s/ Ron Chaisson
   -------------------------------------          -----------------------------

Name: Mony Zenou                               Name:  Ron Chaisson
      ----------------------------------             --------------------------

Title: President & CEO                         Title: President
      ----------------------------------             --------------------------

Date:  12/20/02                                Date: 12/18/02
      ----------------------------------            ---------------------------

                                                                      Schedule A

            LIPMAN U.S.A., INC. PRICE LIST FOR TASQ TECHNOLOGY, INC.
                          (Effective January 1, 2003)

-----------------------------------------------------------------------------------------------------------------------

                                                                           [***]K           [***]K             [***]K
                                                                          Terminals        Terminals          Terminals
                                                                       Delivered and     Delivered and      Delivered and
                                                                          Paid for          Paid for           Paid for
                                                                          in Term           in Term            in Term
-----------------------------------------------------------------------------------------------------------------------
Terminals:
-----------------------------------------------------------------------------------------------------------------------
NURIT 2080+ (current production version)                                    [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NURIT 2085  (current production version)                                    [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NURIT 2085+ (current production version)                                    [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NURIT 3010  (current production version)                                    [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NURIT 3020  LAND LINE with 14.4 modem and
  2MB RAM, Built in PIN pad                                                 [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NURIT 3020 OEM with smart card reader                                       [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NURIT 3020 GPRS (desktop fixed wireless) backup Land Line modem             [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NURIT 8000  Landline Wireless OEM                                           [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
Peripherals:
-----------------------------------------------------------------------------------------------------------------------
Mouse modem for 8000                                                        [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
NUTRIT Signature Capture Pad (OEM)                                          [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
Parts:
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Other Materials:
-----------------------------------------------------------------------------------------------------------------------
Product Brochures for Terminals (STANDARD)                                  [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------
Product Brochures for Terminals (CUSTOMIZED
  WITH DISTRIBUTOR LOGO)**                                                  [***]            [***]             [***]
-----------------------------------------------------------------------------------------------------------------------

6.  The prices above are based upon Distribor meeting its annual estimated commitment level set forth in Section 3 of this Addendum.  If Distributor fails to meet the estimated commitment level specified therein, and achieves one of the levels specified below, Lipman shall invoice Distributor within sixty (60) days of the close of the Renewal Term, the per-unit price difference for the actual level achieved, multiplied by the number of terminals shipped during the aforementioned period.

                                                                      Schedule A

Quantity Tiers of Actual Shipped             Add to Actual Quantity Shipped

           [***]                                     [***]

           [***]                                     [***]

           [***]                                     [***]